Exhibit 99.1

SuRo Capital Corp. Provides Mid-Quarter Update

Currently Holds 80% Of Its Pre-IPO Palantir Holdings, Consistent with Lock-Up Agreement

Anticipates Declaring Additional Dividend By Year-End

SAN FRANCISCO, CA, November 27, 2020 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today issued the following statement to provide additional clarity regarding its current investment in Palantir Technologies, Inc. (“Palantir”):

“We currently hold 4,618,952 restricted common shares of Palantir. This is consistent with the Palantir lock-up agreement, reflecting 80% of our pre-IPO holdings of 5,773,690 common shares,” said Mark Klein, President and Chief Executive Officer of SuRo Capital. “At the end of the third quarter, we held 5,373,690 common shares of Palantir, inclusive of 754,738 remaining unrestricted common shares. As reported in our third quarter earnings release, we sold the remaining unrestricted common shares subsequent to quarter end. The Palantir lock-up period continues to, and includes, the second full day of trading following the date on which Palantir publicly discloses its financial results for the year ending December 31, 2020.”

Klein continued, “Additionally, we would like to reiterate that our at-the-market offering is currently inactive. Consistent with the Investment Company Act of 1940, we cannot issue shares below our present net asset value, and we currently have no plans to resume our at-the-market offering. Finally, we would like to reiterate that we anticipate declaring an additional dividend in the middle of December for shareholders of record near the end of the year.”

Recent Dividend Declarations

On July 29, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.15 per share paid on August 25, 2020 to the Company’s common stockholders of record as of the close of business on August 11, 2020. The dividend was paid in cash.

On September 25, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on October 20, 2020 to the Company’s common stockholders of record as of the close of business on October 5, 2020. The dividend was paid in cash.

On October 28, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share payable on November 30, 2020 to the Company’s common stockholders of record as of the close of business on November 10, 2020. The dividend will be paid in cash.

Certain Information Regarding the Dividends

The date of declaration and amount of any dividends, including any future dividends, are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividends declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com